Office/Warehouse Lease Agreement

This agreement is made at Layton, Utah, October 31, 2009, by and between DT Industrial LLC (“Lessor”) and Red Foxx Solutions/Great Western Auto (“Lessee”).

Subject to the covenants, terms and conditions set forth below, lessor agrees to lease to lessee, building #3, known as 897 North Marshall Way, Suite A, B, and C.

Tenants must understand the importance of maintaining security, cooperation, and safe conditions in and around the property.  Lessee understands that the buildings and property are subject to protective covenants designed to insure the direct, mutual, and reciprocal benefit of all tenants and owners of properties in the development. A copy of these protective covenants is included as exhibit B.

Lessor and lessee agree to the following terms and conditions.

1.

TERM:  The term of this lease shall be for 18 months commencing on December 1, 2009.

2.

RENT:  The Lessee agrees to pay to the Lessor the sums agreed upon as follows:

a.

Beginning December 1, 2009, the Lessee shall pay the sum of $3,150.00 (three thousand one hundred fifty) due and payable on or before the 1st of each month thereafter until May 31, 2011, the date of which the lease will be terminated.

b.

After the term of the lease has expired, the lessee may continue to be a tenant on a month-to-month basis, which tenancy may be terminated by either party on ninety (90) day written notice.

c.

If rent is not paid by the 10th of each month, a 15% penalty shall be accessed.

3.

USE:  The premises shall be used and occupied for any lawful business or activity.  Lessee shall, at Lessee’s expense comply with all covenants, conditions, and restrictions of record and with all applicable statutes, ordinances, zoning restrictions, rules, regulations, orders and requirements of duly constituted public authorities now existing and hereafter enacted which in any manner affect the premises.  This lease may be terminated by a thirty (30) day notice for cause, if the lessee’s business or conduct becomes illegal or incompatible with the lessor or the premises. Lessee shall not sublease space leased by lessee unless prior written consent is given by lessor.

4.

UTILITIES, TAXES, INSURANCE, COMMON AREA FEES:  Lessee shall pay for all gas, heat, light power, telephone and all other utilities and services supplied to their office/warehouse area together with the taxes thereon. Lessee shall pay all of taxes levied against the property, all of the property insurance to insure the building and  all of common area maintenance fees assessed to the property, during the term of this lease and the time lessee occupies the building. These costs will be estimated, collected monthly, and placed in escrow.  Upon final yearly assessment of these fees, lessee shall bring current any unpaid fees or be entitled to a refund of any overpayments.

5.

CONDITON AND MAINTENANCE OF PREMISES:  Lessee’s acceptance of possession of the premises and grounds shall constitute Lessee’s acknowledgment that the premises and grounds are on good and tenantable condition.  Should any standard or regulation now or hereafter be imposed on Lessor or Lessee by any body, State or Federal, charged with the establishment, regulation and enforcement of occupational health or safety standards for employers, employees, Lessors, or Lessees, then Lessee agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Lessee shall keep and maintain the premises in a good, clean, sanitary order, condition and repair as they shall be upon the commencement of the term of the Lease, ordinary wear and tear excepted.  Lessor is not responsible for snow removal or repair and maintenance in outside fenced areas. All other maintenance and repair of the premises is the responsibility of the lessee.

The above premise is designated as a non-smoking facility.  Any and all smoking of cigarettes, cigars, pipes, etc. shall not be allowed in the building.

On the last day of the term hereof Lessee shall surrender the premises to Lessor in the same condition as when received.

6.

ALTERATIONS AND ADDTIONS:  Lessee shall not make any

Improvements, or additions in, on or about the premises, nor install, remove, or change any signs, or modify the landscaping in the grounds (“Alterations”) without Lessor’s prior consent.  Further, Lessee, as a condition in Lessor’s consent to any proposed Alterations, shall furnish Lessor with plans and specifications for its approval which have been stamped with notations of approval by the appropriate governmental building department and owners  association, if such building department approval is required.

Lessee shall not use the name of the building for any other purpose other than the Lessee’s business address and shall not use a picture or likeness of the building or premises in any advertisement, notice, or correspondence without the prior written consent of the Lessor.

Lessee shall not make or permit any noise or odor that is objectionable to the public or to the other occupants of the building to emanate from the premises, shall not create or maintain a nuisance thereon and shall not do anything tending to injure the reputation of the building, premises, or other occupants of the building.

Lessee shall not place or permit any radio antenna, loud speakers, sound amplifiers, or similar devices on the roof or outside of the building.

7.

MECHANIC’S LIENS:  Lessee shall not permit any mechanic’s, laborers,

or the materialmen’s liens to stand against the premises or against Lessor’s or Lessee’s interest therein by reason of any work, labor, services or material done for, or supplied to or claimed to been done for, or supplied to or claimed to have been done for or supplied to, Lessee or anyone holding the premises through or under Lessee.

8.

INSURANCE:

A.

GENERAL.  All insurance provided for herein, whether obtained by Lessor or Lessee, shall name Lessor as an additional insured.

B.

EXEMPTION AND INDEMNITY OF LESSOR FROM LIABILITY.  Lessee agrees to protect, indemnify and save Lessor, the premises and grounds and parking areas free and harmless from and against any an all claims, demands, and causes of action of any nature whatsoever (other than arising from the negligence of Lessor or its employees), and claim or action for injury to or death of persons or loss or damage to property occurring on the premises, grounds, and parking areas or the adjoining sidewalks, streets or ways.  Lessor shall not be liable for any personal injury to Lessee or to it s officers, agents, or employees or to any other occupant or user of the premises, grounds and parking areas, or for any damage to any property of Lessee or of any other occupant of the premises or grounds and parking area.  LESSOR STRONGLY RECOMMENDS THAT THE LESSEE SECURE INSURAANCE TO PROTECT ITSELF AGAINST THE ABOVE OCCURENCES.

9.

  BREACH BY LESSEE:  Lessee shall be in breach of this Lease if at any time during the term of this Lease:

A.

Lessee fails to make payment of any basic monthly installment of rent or of any other sum, herein specified to be paid by Lessee, and such failure is not cured within three (3) days after Lessor’s written notice to Lessee of such failure of payment; or

B.

Lessee fails to observe or perform any of its other covenants, agreements, or obligations hereunder, and such failure is not cured within thirty (30) days after Lessor’s written notice to Lessee of such failure:

provided, however, that is the nature of Lessee’s obligation is such that more than thirty (30) days are required for performance, then Lessee shall not be in breach if Lessee commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

10.

  SALE OF PREMISES:  In the event of the sale, transfer, or assignment

of Lessor’s interest in the premises during the term of this Lease, the    Lessor’s successor in interest shall be bound by all of the covenants or conditions, express or implied, contained in this Lease in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of Lessor’s successor in interest, and Lessee will attorn to Lessor’s successor in interest and recognize such successor in interest as Lessor under this Lease.

11.

  LESSOR’S ACCESS:  Lessor and Lessee’s agents shall have the right to enter the premises at reasonable times for the purpose of inspecting the same, and making such alterations, repairs, improvements or additions as allowed under the lease.

Lessor may retain a pass key to the premises.  Lessee shall not alter any lock or install a new lock on any doors of the premises without the prior written consent of the Lessor.  If such consent is given, Lessee shall provide Lessor with an additional key for the use of the Lessor.  Upon termination of the lease, all keys shall be returned to Lessor.

12.

  ATTORNEY’S FEES:  In the event either Lessor or Lessee shall bring any action or proceeding for damages for any alleged breach of any provision of the Lease, to recover rents, or to enforce, protect or establish any right or remedy of either party, the prevailing party shall be entitled to recover as part of, or incident of, such action or proceeding, all attorney’s fees and court costs incurred in the preparation and processing of such action or proceedings.

13.

   MISCELLANEOUS:

A.

SUCCESSORS. This Lease, subject to the provisions on assignment and insolvency, shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  Any transfer of this Lease whether by Lessee or any assigns of Lessee by operation of law or by voluntary assignment, with or without the consent of Lessor shall not diminish, alter, or prejudice the direct and primary liability of Lessee under this Lease and the covenants hereof.

B.

INTERPRETATION.  This Lease shall be construed according to the laws of the State of Utah.

C.

SEVERABILITY.  Any provisions of this Lease determined to be invalid by a court of competent jurisdiction, shall in no way affect any other provision hereof.

D.

TIME OF ESSENCE.  Time is of the essence in the performance of all conditions hereof of which time is a factor.

Lessor and Lessee have caused this Lease to be executed as of the day and year first above written.

LESSOR:

DT Industrial LLC

By: /s/Todd Morgan

    Todd Morgan, Manager

     Phone: 430-0851

11/1/09

Date

LESSEE:

Red Foxx Solutions LLC

By: /s/Josh Griffin

    Josh Griffin, Member

11/4/09

Date

Current address of LESSEE:    897 North Marshal Way Suite C Layton, Utah 84041

Current address of LESSOR:   1250 N. Ivy Place  Kaysville, UT  84037

Personal Guarantee:

I, Josh Griffin, do personally guarantee this lease and the terms set forth therein.

/s/Josh Griffin

Josh Griffin

11/4/09

Date